SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 2005

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)


Nevada                                                               93-1221399
------                                                               ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

3700 Pecos McLeod Drive, Suite 100, Las Vegas, Nevada                      89121
--------------------------------------------------------                   -----
(Address of principal executive offices)                              (Zip Code)

                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
-------------------------------------------------------------------------------

On March 11, 2005, LitFunding Corp., a Nevada corporation (the "Registrant"), appointed Robert Amira as its Executive Vice President.

Robert P. Amira, Executive Vice President. Prior to successful endeavors in marketing and finance, Mr. Amira served in the U.S Army Special Forces Unit as a 2nd Lieutenant in the Vietnam War. Mr. Amira now has over 25 years experience in all phases of Marketing, the Gaming Industry, Real Estate, Mergers and Acquisitions, International financing, and consulting. Mr. Amira attended New York College and received his Undergraduate Degree in Business Administration with minor studies in Finance and Marketing. From 1969 through 1974, he held the position of Vice President of Sales for Vivi Color Graphic Arts, overseeing national and international accounts. From 1974 through 1983, he was the Executive Vice President of the Dunes Hotel and Country Club in Las Vegas, Nevada, supervising several thousand employees, and managing all operations of the hotel and casino. Prior to accepting his position as Executive Vice President of LitFunding USA, Mr. Amira served as CEO of Robar Enterprises, Inc., a company he founded in 1979, specializing in financial investment and consulting. Since the founding of Robar Enterprises, Inc., he has been involved in arranging major investment capital for real estate acquisitions in California, New York, Florida and Nevada. Mr. Amira is not an officer or director of any other reporting company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        LitFunding Corp.
                                        a Nevada corporation


March 18, 2005                     By:  /s/ Morton Reed
                                        ------------------------------------
                                        Morton Reed, Chief Executive Officer